May 27, 2014



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document
Control



RE	American
Depositary Receipts
representing two
deposited share of
CocaCola Amatil
Limited
Form F6,
Registration No.
333194270


Ladies and Gentlemen

Pursuant to Rule
424b3 under the
Securities Act of
1933, as amended, on
behalf of The Bank
of New York
Mellon, as
Depositary for
securities
against which
American Depositary
Receipts are to be
issued, we attach a
copy of the new
prospectus
Prospectus
reflecting the
change in  Ratio.

As required by Rule
424e, the upper
right hand corner of
the Prospectus
cover page has a
reference to Rule
424b3 and to the
file number of the
registration
statement to which
the
Prospectus relates.

Pursuant to Section
III B of the General
Instructions to the
Form F6
Registration
Statement, the
Prospectus
consists of the ADR
certificate with the
revised ratio for
CocaCola Amatil
Limited.

The Prospectus has
been revised to
reflect the new
ratio, and has been
overstamped with

Effective May 27,
2014 the
Companys American
Depositary
Share Ratio changed
to Each
American Depositary
Share
represents one 1
Deposited Share.

Please contact me
with any questions
or comments at 212
8154888


Vanessa Salazar
Vice President
The Bank of New York
Mellon  ADR
Division


Encl.
CC Paul Dudek, Esq.
Office of
International
Corporate Finance







Depositary Receipts